EXHIBIT 2.3




                   ____% Senior Preferred Stock
            (Liquidation Preference $25.00 Per Share)

                      ARTICLES SUPPLEMENTARY


               WALDEN RESIDENTIAL PROPERTIES, INC.




                   ___________________________


       Articles Supplementary Classifying and Designating a
                   Series of Preferred Stock as
                   ____% Senior Preferred Stock
                   and Fixing Distribution and
           Other Preferences and Rights of Such Series


                   ___________________________

                  Dated as of December ___, 1996


               WALDEN RESIDENTIAL PROPERTIES, INC.

                           ___________

       Articles Supplementary Classifying and Designating a
                   Series of Preferred Stock as
                  _____% Senior Preferred Stock
                   and Fixing Distribution and
           Other Preferences and Rights of Such Series


                           ___________

     Walden Residential Properties, Inc., a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

     Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended (the "Articles"), and Bylaws of the Corporation, the Board of Directors adopted resolutions authorizing the creation and issuance of up to 4,600,000 shares, with a liquidation preference of $25.00 per share, of Senior Preferred Stock and adopted resolutions granting the Executive Committee of the Board of Directors with full power and authority, subject to the foregoing resolution, to determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of such series. Such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, number of shares and dividend rate, as determined by such duly authorized committee are as follows:

     Section 1 Number of Shares and Designation. This series of Preferred Stock shall be designated as _____% Senior Preferred Stock (the "Senior Preferred Stock") and the number of shares which shall constitute such series shall not be more than 4,600,000 shares, par value $.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

     Section 2 Dividend Rights.

          (a) Subject to the preferential rights of any other series of stock ranking senior as to dividends to the Senior Preferred Stock and to the provisions of the Articles relating to rights of holders of shares of Excess Stock (as defined in the Articles), the record holders of Senior Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation in cash at the rate of $_______ per annum per share.

          (b) Dividends on shares of Senior Preferred Stock shall accrue and be cumulative from the date of issuance of the Senior Preferred Stock. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation in March, June, September and December of each year (on the same dates as dividends are paid on shares of the Corporation's common stock, par value $.01 per share (the "Common Stock")) (each, a "Preferred Dividend Payment Date"), commencing in March 1997. If any Preferred Dividend Payment Date occurs on a day that is not a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close (a "Business Day"), any accrued dividends otherwise payable on such Preferred Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Senior Preferred Stock for each full quarterly period from, and including, any Preferred Dividend Payment Date to, but not including, the next Preferred Dividend Payment Date (the "Dividend Period") shall be computed by dividing by four (4) the annual dividend rate set forth in Section 2(a). Dividends payable in respect of any Dividend Period (other than the initial Dividend Period) which is less than a full Dividend Period in length will be computed from the immediately preceding Dividend Payment Date to, but not including, the date on which dividends are paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of the Senior Preferred Stock as their names shall appear on the stock transfer records of the Corporation at the close of business on the date designated by the Board of Directors of the Corporation at the time a dividend is declared as the date for determining holders of record entitled to such dividend (the "Record Date"). Dividends in respect of any past Dividend Period that is in arrears may be declared and paid at any time to holders of record on the Record Date for such payment. Any dividend payment made on shares of Senior Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock which may be in arrears.

          (c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Senior Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as, and to the extent that, the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, or any provisions of the Articles relating to any series of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock") ranking senior to the Senior Preferred Stock, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (d) If any shares of Senior Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any series of capital stock of the Company ranking junior to or on a parity with the Senior Preferred Stock as to dividends (including the Corporation's 9.16% Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") and 9.16% Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock")) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Senior Preferred Stock and the shares of any series of Preferred Stock ranking on a parity as to dividends with the Senior Preferred Stock, all dividends declared upon the shares of Senior Preferred Stock and any other such series of Preferred Stock ranking on a parity as to dividends with the Senior Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Senior Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Senior Preferred Stock and such other series of Preferred Stock bear to each other.

          (e) Except as provided in Section 2(d), unless full cumulative dividends on the Senior Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable in Common Stock or other capital stock of the Corporation ranking junior to the Senior Preferred Stock as to dividends and upon liquidation, dissolution and winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon any series of capital stock of the Corporation ranking junior to or on a parity with the Senior Preferred Stock as to dividends nor, subject to the Corporation's right to purchase Excess Stock as set forth in the Articles, shall shares of any series of capital stock of the Corporation ranking junior to or on a parity with the Senior Preferred Stock upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any series of capital stock of the Corporation ranking junior to or on a parity with the Senior Preferred Stock) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Senior Preferred Stock as to dividends and upon liquidation, dissolution and winding up).

          (f) Notwithstanding anything contained herein to the contrary, dividends on the Senior Preferred Stock, if not paid on a Preferred Dividend Payment Date, will accrue whether or not dividends are declared for such Preferred Dividend Payment Date, whether or not the Corporation has earnings and whether or not there are funds legally available for the payment of such dividends. Any dividend payment made on shares of Senior Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such Senior Preferred Stock which remains payable.

     Section 3 Distribution Upon Liquidation, Dissolution or
Winding Up.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any series of capital stock of the Corporation ranking senior to the Senior Preferred Stock upon liquidation, dissolution or winding up, but before any distribution or payment shall be made to the holders of capital stock of the Corporation ranking junior to the Senior Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up of the Corporation (including the Series A Preferred Stock and Series B Preferred Stock), the holders of Senior Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of $25.00 per share, plus an amount equal to any accrued or unpaid dividends on any such share of Senior Preferred Stock to the date of liquidation (the "Liquidation Preference"). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Senior Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or other winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share and the corresponding amounts payable on all shares of capital stock of the Corporation ranking on a parity with the Senior Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Senior Preferred Stock and all such other capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (c) Neither the consolidation or merger of the Corporation into or with another corporation or any other entity nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

     Section 4 Redemption by the Corporation.

          (a) The Senior Preferred Stock may be redeemed, in whole or from time to time in part, at any time on and after December 31, 2006 at the option of the Corporation at the price of $25.00 per share (the "Preferred Redemption Price"), plus all accrued and unpaid dividends thereon to the Preferred Redemption Date (defined below), except as may be provided below, without interest.

          (b)  Each date fixed for redemption pursuant to
     Section 4(d) below is called a "Preferred Redemption Date."
     If the Preferred Redemption Date is after a Record Date and before the related Preferred Dividend Payment Date, the dividend payable on such Preferred Dividend Payment Date shall be paid to the holder in whose name the Senior Preferred Stock to be redeemed is registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Preferred Dividend Payment Date or the Corporation's default in the payment of the dividend due.

          (c) In case of redemption of less than all shares of Senior Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation, to the extent practicable, that will not result in a violation of the Ownership Limit (as defined in the Articles).

          (d) Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Preferred Redemption Date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Preferred Redemption Date, addressed to the respective holders of record of the Senior Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Senior Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Senior Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Preferred Redemption Date; (ii) the Preferred Redemption Price; (iii) the aggregate number of shares of Senior Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Preferred Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on the Preferred Redemption Date; and (vi) that any conversion rights with respect to such shares shall terminate at the close of business on the third business day immediately preceding the Preferred Redemption Date.

          (e)  If notice has been mailed in accordance with
     Section 4(d) above and provided that on or before the Preferred Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then, from and after the Preferred Redemption Date, dividends on the shares of the Senior Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Senior Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Preferred Redemption Price) shall cease. Notwithstanding the foregoing, upon the Corporation's default in the payment of the dividend due, the holders of Senior Preferred Stock at the close of business on any Record Date will be entitled to receive the dividend payable with respect to such Senior Preferred Stock on the corresponding Preferred Dividend Payment Date, although such Senior Preferred Stock shall have been redeemed between such Record Date and such corresponding Preferred Dividend Payment Date. Upon surrender, in accordance with the redemption notice, of the certificates for any shares of Senior Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Preferred Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

          (f) Any deposit of funds with a bank or trust company for the purpose of redeeming Senior Preferred Stock shall be irrevocable except that:

               (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Senior Preferred Stock entitled thereto at the expiration of two
          (2) years after the applicable Preferred Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

          (g) No Senior Preferred Stock may be redeemed except with funds legally available for the payment of the Preferred Redemption Price.

          (h) Unless full cumulative dividends on all shares of Senior Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no shares of any Senior Preferred Stock shall be redeemed unless all outstanding shares of Senior Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Senior Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Senior Preferred Stock; and, unless full cumulative dividends on all outstanding shares of Senior Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly, through a subsidiary or otherwise, any shares of Senior Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Senior Preferred Stock as to dividends and upon liquidation, dissolution and winding up).

          (i) All shares of Senior Preferred Stock redeemed pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and subject to the applicable limitations set forth herein may thereafter be reissued as shares of any series of Preferred Stock.

     Section 5 Voting Rights.

          (a) The holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 5 or as otherwise provided by law. The Corporation shall not (i) without the affirmative vote or consent of the holders of at least a majority of the shares of the Senior Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Senior Preferred Stock voting separately as a class), authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Senior Preferred Stock as to dividends or upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into any such senior stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or
     (ii) without the affirmative vote or consent of at least two-thirds of the shares of the Senior Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Senior Preferred Stock voting separately or as a class), amend, alter or repeal the provisions of the Articles (including these Articles Supplementary), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of the Senior Preferred Stock or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Senior Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          (b) If and whenever dividends payable on the Senior Preferred Stock shall be in arrears for six (6) or more quarterly periods (regardless of whether such periods are consecutive), then the holders of Senior Preferred Stock, voting separately as a class (with any such other series as provided in Section 5(f) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting called as hereinafter provided to elect two (2) additional directors. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors.

          (c)  Whenever the voting right described under
     Section 5(b) above shall become exercisable, such right may be exercised initially either at a special meeting of the holders of Senior Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of holders of Senior Preferred Stock. Such right of the holders of Senior Preferred Stock to elect directors may be exercised until all dividends to which the holders of Senior Preferred Stock shall have been entitled for all previous Dividend Periods and the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which time the right of the holders of Senior Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults and subject to the rights of any other series of Preferred Stock to vote for the election of directors, together with the Senior Preferred Stock, as described in Section 5(f) that shall not have then expired.

          (d)  At any time when the voting right described under
     Section 5(b) shall become exercisable in the holders of Senior Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of holders of record of at least ten percent (10%) of the shares of Senior Preferred Stock, and of any other series of Preferred Stock entitled to vote on such matter as described in Section 5(f), then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Senior Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty
     (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent (10%) of the shares of Senior Preferred Stock, and of other Preferred Stock entitled to vote on such matter as described in Section 5(f), then outstanding may designate in writing a holder of Senior Preferred Stock or such other Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place of holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Senior Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this
     Section 5(d).  Notwithstanding the provisions of this
     Section 5(d), however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

          (e) If any director so elected by the holders of Senior Preferred Stock shall cease to serve as a director before such director's term shall expire, the holders of Senior Preferred Stock (and any other series of Preferred Stock, if any, entitled to vote on such matter, as described in Section 5(f)) then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

          (f) If, at any time when the holders of Senior Preferred Stock are entitled to elect directors pursuant to the provisions of Section 5(b) above, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Articles (or any articles supplementary thereto), as in effect at the time, or the articles supplementary for such series, and if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Senior Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Senior Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in Section 5(d) above, then a new election shall be held with all such other series of Preferred Stock and the Senior Preferred Stock voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of any such other series are entitled to elect in excess of two directors, the Senior Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Senior Preferred Stock; provided that, if at the expiration of such terms, the holders of Senior Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this Section 5, then the Secretary of Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in Section 5(c) above) of holders of Senior Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this Section 5) to be held at or prior to the time of expiration of the expiring terms referred to above.

          (g) Subject to Section 5(a) hereof and the provisions of the Articles relating to the rights of holders of Excess Stock, in any matter in which the Senior Preferred Stock may vote, including any action by written consent, each share of Senior Preferred Stock shall be entitled to one (1) vote (except as expressly provided herein or as may be required by law).

          (h) Except as required by law, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Senior Preferred Stock shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     Section 6 Ranking.

     The Senior Preferred Stock shall, with respect to dividend rights and distributions upon liquidation, dissolution and winding up, rank (i) senior to the Common Stock, the Series A Preferred Stock, the Series A Preferred Stock, any shares of Excess Stock (except as provided in the last sentence of this Section 6) and shares of all other capital stock issued from time to time by the Corporation the terms of which specifically provide that the capital stock of such series rank junior to the Senior Preferred Stock with respect to dividend rights or distributions upon liquidation, dissolution or winding up of the Corporation; (ii) on a parity with the shares of all other capital stock issued by the Corporation the terms of which specifically provide that the shares rank on a parity with the Senior Preferred Stock with respect to dividends and distributions upon liquidation, dissolution or winding up of the Corporation or make no specific provisions as to their ranking; and (iii) junior to all other capital stock issued by the Corporation the terms of which specifically provide that the shares rank senior to the Senior Preferred Stock with respect to dividends and distributions upon liquidation, dissolution or winding up of the Corporation (the issuance of which must have been approved by a vote of at least a majority of the outstanding shares of Senior Preferred Stock). The Senior Preferred Stock ranks on a parity with the shares of Senior Preferred Stock that are Excess Stock with respect to distributions upon liquidation, dissolution or winding up.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary on this ______ day of December, 1996 and its said Chairman of the Board and Chief Executive Officer acknowledges under the penalties of perjury that these Articles Supplementary are the corporate act of said Corporation and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                              WALDEN RESIDENTIAL PROPERTIES, INC.



                              By: ___________________________
                                  Name:  Don R. Daseke
                                  Title: Chairman of the Board
                                         and Chief Executive Officer

Attest:



By: __________________________
    Name:  Edward H. Hatzenbuehler
    Title: Secretary